SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           _________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): April 26, 2004



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                      0-4690                   74-2126975
(State or other jurisdiction  (Commission file number)      (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000


                         ______________________________




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Item 5 - Other Events and Regulation FD Disclosure.

Vincent L. Kasch has assumed the position of Chief Financial Officer of Financial Industries Corporation ("FIC"). Mr. Kasch, who joined FIC in March 2004, succeeds George M. Wise, who had served as Chief Financial Officer since December 2002. Mr. Wise (who had previously agreed to continue as CFO until the completion of the Form 10-K filing) and the Company mutually agreed to release Mr. Wise from his commitment, in order to enable Mr. Wise to devote his time to his role as president of Actuarial Risk Consultants, Inc., an actuarial consulting firm that he purchased from FIC in December 2003.

As a result of this change, the executive officers of FIC are as follows:

J. Bruce Boisture - President and Chief Executive Officer

     Mr. Boisture has been President and Chief Executive Officer of FIC since January 7, 2004, and a director of FIC since August 2003. He also serves on the Executive Committee of the Board. From June 2001 until his election as President and CEO of FIC, Mr. Boisture served as CEO of EDsmart, Inc., which provides data warehouse and analysis services to school districts. Since 1992, he also has served as president of Trinity Capital Alliance, Inc., an investment banking company he founded in 1992 that specializes in leveraged buy-outs, start-up investments, and turnarounds. From May 1999 until April 2001, Mr. Boisture was the president and chief executive officer of Paradigm4, Inc., a wireless data service provider. Paradigm4 filed a voluntary bankruptcy petition in April 2001. From 1986 until 1991 he was a partner and chief operating officer of Rosecliff Inc./Acadia Partners, L.P., an investment fund. Mr. Boisture has a B.A.degree from Princeton University, a B. Phil. degree from Oxford University, and a law degree from Yale Law School.


Charles B. Cooper - Chief Operating Officer

     Mr. Cooper has been Chief Operating Officer of FIC since February 2004. He served as a consultant to FIC from November 2003 to February 2004. Mr. Cooper has over 33 years of management experience in the life insurance industry. From July 2002 to February 2004, he operated a consulting business, providing consulting services to insurance companies. From February 2000 to July 2002, he served as President and CEO of American Amicable Group. He was President and Chief Operating Officer of American Income Life from 1975 to 1999. Mr. Cooper has also served as a management consultant to several insurance companies. His consulting practice has involved a wide range of operational matters, including product analysis, systems conversions, and operations audit. Mr. Cooper received a B.A. in Economics from the University of Washington and a J.D. from University of Washington School of Law.




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




Vincent L. Kasch - Chief Financial Officer

     Mr. Kasch joined FIC in March 2004. Previously, he was Senior Vice President-Financial Services for Texas Mutual Insurance Company from
     February 2002 to March 2004. From January 1991 to January 2002, he was associated with National Western Life Insurance Company, where he served as Vice President-Controller and Assistant Treasurer from August 1992 to January 2002. From August 1985 to January 1991, he served in various capacities with KPMG Peat Marwick, where he held the position of Audit Manager at the time that he left to join National Western Life. Mr. Kasch received a B.B.A. in Accounting from Texas A&M University. He is a Certified Public Accountant.


Theodore A. Fleron - General Counsel

     Mr. Fleron has been Vice President, General Counsel of FIC since 1996, Secretary of FIC since December 2002, and was a director from 1996 to August 2003. He is a director of the life insurance subsidiaries of FIC and serves as Senior Vice President, General Counsel, and Secretary of those companies. Mr. Fleron has been associated with FIC since December 1989 and has been involved in all aspects of FIC's legal matters, including corporate and federal securities, insurance regulation, and litigation. Previously, he was associated with CIGNA Corporation and its predecessor, INA Corporation, from 1974 to 1989, where he served as Senior Counsel in the Law Department. Mr. Fleron received a B.A. degree in Economics from Brown University and an L.L.B. from University of Pennsylvania Law School.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FINANCIAL INDUSTRIES CORPORATION



Date: May 4, 2004                     By:  ___/s/_J. Bruce Boisture____________
                                           President and Chief Executive Officer




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